Exhibit p(ii) under Form N-1A
                                              Exhibit 24 under Item 601/Reg. S-K

                                             POWER OF ATTORNEY


         Each person whose signature appears below hereby constitutes and appoints the Secretary and Assistant Secretaries of MONEY MARKET TRUST and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign any and all documents to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, the Securities Exchange Act of 1934 and the Investment Company Act of 1940, by means of the Securities and Exchange Commission's electronic disclosure system known as EDGAR; and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.




SIGNATURES                                           TITLE                                     DATE



/s/John F. Donahue                                   Chairman                          July 6, 1999
-------------------------------------------------
John F. Donahue                                        (Chief Executive Officer)



/s/Glen R. Johnson                                   President                         July 6, 1999
Glen R. Johnson



/s/Richard J. Thomas                                 Treasurer,                        July 6, 1999
-------------------------------------------------
Richard J. Thomas                                    (Principal Financial and
                               Accounting Officer)


/s/Thoms G. Bigley                                   Trustee                           July 6, 1999
Thomas G. Bigley



/s/ Nicholas P. Constantakis                         Trustee                           July 6, 1999
-------------------------------------------------
Nicholas P. Constantakis



/s/John T. Conroy, Jr.                                    Trustee                      July 6, 1999
-------------------------------------------------
John T. Conroy, Jr.





SIGNATURES                                           TITLE                                     DATE


/s/Lawrence D. Ellis, M.D.                           Trustee                           July 6, 1999
-------------------------------------------------
Lawrence D. Ellis, M.D.



/s/Peter E. Madden                                   Trustee                           July 6, 1999
Peter E. Madden



/s/John E. Murray, Jr.                               Trustee                           July 6, 1999
-------------------------------------------------
John E. Murray, Jr.



/s/Marjorie P. Smuts                                 Trustee                           July 6, 1999
Marjorie P. Smuts




Sworn to and subscribed before me this 6th day of July, 1999




/s/ Cheri S. Good
Cheri S. Good


Notarial Seal
Cheri S. Good, Notary Public
Pittsburgh, Allegheny County
My Commission Expires Nov. 19, 2001

Member, Pennsylvania Association of Notaries